CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated June 18, 2007 accompanying the financial statements of Van Kampen Focus Portfolios, Taxable Income Series 4 as of February 28, 2007, and for the period then ended, contained in this Post-Effective Amendment No. 5 to Form S-6.

   We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Independent Registered Public Accounting Firm".

                                                       GRANT THORNTON LLP

New York, New York
June 25, 2007